UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2006

MICROVISION, INC.

(Exact Name of registrant as specified in charter)

Delaware	0-21221	91-1600822
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6222 185th Avenue NE

Redmond, Washington 98052

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (425) 415-6847

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Microvision, Inc. (the “Company”) entered into a Conversion Agreement dated May 3, 2006 (the “Conversion Agreement”) with Satellite Strategic Finance Associates, LLC (“SSFA”) pursuant to which SSFA agreed to convert 5,000 shares of the Company’s Series A Convertible Preferred Stock (the “Preferred Stock”). As consideration for the conversion of the Preferred Stock, the Company issued a total of 1,353,066 shares of its common stock, $.001 par value (“Common Stock”).

The Company also entered into a Registration Rights Agreement with respect to the issuance of 565,000 shares of Common Stock. The Company has agreed to file a registration statement with respect to such Common Stock as soon as practicable and in any event by June 2, 2006, and to use its best efforts to cause the Registration Statement to become effective as soon as practicable thereafter, and in no event later than August 31, 2006. If the 45 day trailing average of the Company’s stock price is less than $3.62 on the 45th trading day after the effective date of the registration statement, the Company will pay the difference between such average and $3.62 with respect to any of the 565,000 shares issued pursuant to the Conversion Agreement that were sold by SSFA.

The foregoing description is qualified in its entirety by the terms of the Registration Rights Agreement and the Conversion Agreement attached hereto as Exhibits 4.1 and 10.1, respectively, which are each incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The Company issued Common Stock on May 3, 2006 in a transaction not involving any public offering pursuant to Section 4(2) of the Securities Act of 1933, as amended. The terms of the issuance are described in Item 1.01 of this Report and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Registration Rights Agreement dated as of May 3, 2006 by and between Microvision, Inc. and Satellite Strategic Finance Associates, LLC.

10.1	Conversion Agreement dated as of May 3, 2006 by and between Microvision, Inc. and Satellite Strategic Finance Associates, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROVISION, INC.

By:	/s/ Thomas M. Walker
Thomas M. Walker
Vice President, General Counsel & Secretary

Date: May 4, 2006